As filed with the Securities and Exchange Commission on March 30, 2026

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CADRE HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware	38-3873146
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13386 International Pkwy

Jacksonville, FL 32218

(904) 741-5400

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Warren B. Kanders
Chief Executive Officer

Cadre Holdings, Inc.

13386 International Pkwy

Jacksonville, FL 32218

(904) 741-5400

(Name, address, including zip code and telephone number, including area code, of agent for service of process)

Copy to:

Robert L. Lawrence, Esq.

Kane Kessler, P.C.

600 Third Avenue

35th Floor

New York, NY 10016

(212) 541-6222

Approximate Date of Commencement of Proposed Sale to Public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer    ☐  Accelerated filer  ☒

Non-accelerated filer    ☐    Smaller reporting company   ☐  Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

CADRE HOLDINGS, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

Common Stock Offered by the Selling Stockholders

This prospectus provides a general description of securities of Cadre Holdings, Inc. (the “Company,” “Cadre,” “we,” “our,” and “us”) that we may offer and the general manner in which we will offer them. We may offer, issue and sell, from time to time, in one or more offerings and series, together or separately, shares of our common stock, shares of our preferred stock, debt securities, warrants, purchase contracts or units. In addition, the selling stockholders may offer and resell from time to time in one or more offerings shares of our common stock. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

Each time any of our securities is offered using this prospectus, we and/or any of the selling stockholders, where applicable, will provide a prospectus supplement and attach it to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The applicable prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to the securities covered by the prospectus supplement and any listing of such securities on a securities exchange. In addition, the applicable prospectus supplement may add, update or change the information in this prospectus and will describe the specific manner in which the securities will be offered.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling stockholders may offer and sell shares of our common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the New York Stock Exchange under the symbol “CDRE.” On March 25, 2026, the last reported sale price of our common stock on the New York Stock Exchange was $32.22 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

Investing in our securities involves a high degree of risks. Please refer to the “Risk Factors” section beginning on page 2 of this prospectus, “Item 1A – Risk Factors” of our most recent Annual Report on Form 10-K incorporated by reference herein, and under similar headings in the applicable prospectus supplement and any other documents that are incorporated by reference herein or therein, for a description of the risks you should consider when evaluating this investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 30, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC”, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and/or sell, in one or more offerings and series, together or separately, shares of our common stock, preferred stock, debt securities, warrants, purchase contracts or units and the selling stockholders to be named in a supplement to this prospectus may sell shares of common stock from time to time in one or more offerings as described in this prospectus. This prospectus provides you with a general description of the securities that we and the selling stockholders may offer. Each time that we or the selling stockholders offer and sell any securities, we or the selling stockholders will provide a prospectus supplement and attach it to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The applicable prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to the securities covered by the applicable prospectus supplement and any listing of such securities on a securities exchange. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The applicable prospectus supplement or free writing prospectus may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should read both this prospectus, the applicable prospectus supplement and any applicable free writing prospectuses, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in this prospectus and in any applicable prospectus supplement, or free writing prospectus, together with the documents incorporated by reference herein or therein. Neither we nor the selling stockholders have authorized anyone to provide you with information that is different from, or in addition to, the information contained in this prospectus, any applicable prospectus supplement, or any applicable free writing prospectus. If anyone provides you with different or additional information, you should not rely on it. This prospectus may be used only where it is lawful to offer or sell these securities, and neither we nor the selling stockholders have authorized anyone to make any representations in connection with an offering other than those contained in, or incorporated by reference into, this prospectus, any applicable prospectus supplement, or any applicable free writing prospectus. Neither this prospectus, nor any applicable prospectus supplement or free writing prospectus, constitutes an offer to sell, or a solicitation of an offer to buy, in any jurisdiction where such offer or sale is not permitted. You should assume that the information in this prospectus and in any applicable prospectus supplement is accurate only as of the date on the cover of such document, that the information in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that the information incorporated by reference into any of the foregoing is accurate only as of the date of the document incorporated, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed since those dates. This prospectus incorporates by reference, and any applicable prospectus supplement or free writing prospectus may contain or incorporate by reference, market data and industry statistics and forecasts derived from independent industry publications and other publicly available sources. Although we believe these sources are reliable, we do not guarantee their accuracy or completeness, and we have not independently verified the information. In addition, the market and industry data and forecasts included or incorporated by reference in this prospectus, any applicable prospectus supplement, or any applicable free writing prospectus may involve estimates, assumptions, and other risks and uncertainties, and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus, the applicable prospectus supplement, any applicable free writing prospectus, and in other documents incorporated by reference herein. Accordingly, you should not place undue reliance on this information.

References in this prospectus to the “Company,” “Cadre,” “we,” “our,” and “us,” refer to Cadre Holdings, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities. This prospectus and the documents incorporated by reference in this prospectus include our trademarks, trade names and service marks, which are protected under applicable intellectual property laws and are our property. This prospectus and the documents incorporated by reference in this prospectus also contains trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus and the documents incorporated by reference in this prospectus may appear without the ®, or TM symbol, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, any applicable free writing prospectus, and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements in this prospectus, other than statements of historical fact, are forward-looking statements. Forward-looking statements are based on our expectations, projections, intentions, strategies, assumptions, and beliefs concerning future events affecting the Company, and therefore involve a number of risks and uncertainties. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seem,” “seek,” “should,” “will,” “would” or the negative of these words, or other similar terms or expressions, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. We caution you that forward-looking statements are not guarantees of future performance, and actual results may differ materially from those expressed or implied by such statements.

Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus, and the documents incorporated herein and therein include, but are not limited to: the availability of capital to satisfy our working capital requirements; anticipated trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; our expectations regarding market acceptance of our products; the success of competing products by others that are or become available in the markets in which we sell our products; the impact of adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception; changes in political, economic or regulatory conditions generally and in the markets in which we operate; the impact of political unrest, natural disasters or other crises, terrorist acts, acts of war and/ or military operations; our ability to maintain or broaden our business relationships and develop new relationships with strategic alliances, suppliers, customers, distributors, or otherwise; our ability to retain and attract senior management and other key employees; our ability to quickly and effectively respond to new technological developments; the effect of an outbreak of disease or similar public health threat on the Company’s business; logistical challenges related to supply chain disruptions and delays; the impact of inflationary pressures and our ability to mitigate such impacts with pricing and productivity; the possibility that the Company may be adversely affected by other political, economic, business, and/or competitive factors; the operation of our information technology systems without material interruption, including due to natural disasters, vendor business interruptions, or other causes; our ability to properly maintain, protect, repair or upgrade our information technology systems or information security systems, or problems with our transitioning to upgraded or replacement systems; our ability to protect our trade secrets or other proprietary rights and operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; our ability to maintain a quarterly dividend; the expenses associated with being a public company, including but not limited to expenses associated with disclosure and reporting obligations; our ability to comply with additional reporting, governance, and internal control requirements when we cease to be an emerging growth company; evolving climate and ESG related stakeholder expectations and regulatory requirements, which are uncertain and may result in increased compliance costs, litigation, and reputational harm; any material differences in the actual financial results of the Company’s past and future acquisitions, as compared with the Company’s expectation; our ability to integrate the operations of the businesses we have acquired or may acquire in the future; cybersecurity incidents, including previously experienced incidents, information technology outages, and evolving privacy and cybersecurity requirements, which could disrupt operations and expose us to liability and reputational harm, depending in part on the effectiveness of our response and mitigation efforts; the impact of changes in tariffs, tax laws, global trade policies as well as instability and volatility in global markets; and other risks and uncertainties set forth in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025, which are incorporated herein by reference. Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements.

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More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All forward-looking statements included in this prospectus are based upon information available to the Company as of the date of this prospectus and speak only as of such date.

You should carefully read the factors described under “Risk Factors” in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus, and the documents incorporated by reference herein and therein, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. New risks and uncertainties may arise from time to time, and we cannot predict all such risks or assess their impact on our business. In light of these risks and uncertainties, you should not rely on forward-looking statements as predictions of future events. Any forward-looking statements we make in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus, and the documents incorporated by reference herein, as well as in other written or oral statements made by us or on our behalf, speak only as of the date of such statements. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus. Comparisons of results for current and prior periods are not intended to indicate future performance, unless expressly stated, and should be viewed solely as historical information.

THE COMPANY

Our Business

We are a global leader in the manufacturing and distribution of safety equipment and other related products for the law enforcement, first responder, military and nuclear markets. Our equipment provides critical protection to allow its users to safely and securely perform their duties and protect those around them in hazardous or life-threatening situations. Through our dedication to superior quality, we establish a direct covenant with end users that our products will perform and keep them safe when they are most needed. We sell a wide range of products including body armor, explosive ordnance disposal equipment, duty gear, remote handling solutions, containers for the storage of radioactive materials, and ventilation and containment solutions through both direct and indirect channels. In addition, through our owned distribution, we serve as a one-stop shop for first responders providing equipment we manufacture as well as third-party products including uniforms, optics, boots, firearms, and ammunition. A substantial portion of our diversified product offering is governed by rigorous safety standards and regulations. Demand for our products is driven by technological advancement as well as recurring modernization and replacement cycles for the equipment to maintain its efficiency, effective performance, and regulatory compliance.

Domestically, we are a top provider of safety holsters and soft body armor for first responders, as well as a top provider of nuclear safety solutions. Globally, we are a leading provider of explosive ordnance disposal technician equipment. We believe we have achieved these positions through our high-quality standards, innovation and a direct connection to the end users. We service the ever-changing needs of our end users by investing in research and development for new product innovation and technical advancements that continually raise the standards for safety equipment in the markets we serve. Our target end user base includes state, local, and international law enforcement, fire and rescue, explosive ordnance disposal technicians, commercial nuclear power plants, emergency medical technicians, fishing and wildlife enforcement and departments of corrections, as well as federal agencies including the U.S. Department of State, U.S. Department of War, U.S. Department of Interior, U.S. Department of Justice, U.S. Department of Homeland Security, U.S. Department of Corrections, the Department of Energy, numerous foreign government agencies and other companies involved in the nuclear industry. We have a large and diverse customer base, with no individual customer representing more than 10% of our total revenue.

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Our mission that binds our leading brands as one is Together, We Save Lives. This mission lives in the hearts and minds of our associates around the world and remains in the forefront as we innovate new products and services and focus on processes to bring high quality standards to our customers. In our law enforcement and military focused brands, we are committed to honoring those who put their lives in danger through the SAVES CLUB®, which pays homage to first responders who experience a life-threatening incident in the line of work in which our armor or duty gear contributes to saving their lives. The SAVES CLUB® currently has over 2,274 members and counting.

Our mission is supported by our Cadre Operating Model (“COM”). The COM is a behavior-based, leadership centric, operating model that enables us to create greater value for our customers and stakeholders. It guides how we work, innovate, solve problems, improve and engage with each other, our customers and our communities.

Corporate Overview

Cadre Holdings, Inc. was incorporated in the State of Delaware on April 12, 2012.

Our principal executive offices are located at 13386 International Pkwy, Jacksonville, Florida 32218 and our telephone number is (904) 741-5400. Our website address is www.cadre-holdings.com. The information on, or that may be accessed through, our website is not a part of this prospectus (other than the documents that we file with the SEC that are expressly incorporated by reference into this prospectus) and the inclusion of our website address in this prospectus is an inactive textual reference only. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

RISK FACTORS

Investment in any securities offered pursuant to this prospectus, any related prospectus supplement or any related free writing prospectus involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors described in our most recent Annual Report on Form 10-K, and in any Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The risks and uncertainties we have described are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities described in this prospectus for general corporate purposes. When a particular series of securities is offered, the applicable prospectus supplement will describe our intended use of the net proceeds received from that offering. The precise amounts and timing of the application of proceeds will depend on our funding requirements and the availability of other funds. Pending application of such net proceeds for specific purposes, the net proceeds may be temporarily invested in marketable securities. Except as described in any applicable prospectus supplement, specific allocations of the proceeds to these purposes will not have been deemed to be made as of the date of that prospectus supplement.

We will not receive any proceeds from the sale of common stock offered by any selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Second Amended and Restated Bylaws, as amended (the “Bylaws”), which have been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” to find out how you obtain a copy of those documents.

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Our authorized capital stock consists of:

•	190,000,000 shares are common stock, par value $0.0001 per share (the “Common Stock”); and

•	10,000,000 shares are undesignated preferred stock, par value $0.0001 per share.

There are 42,726,564 shares of Common Stock outstanding and no shares of preferred stock outstanding as of March 6, 2026. We are authorized to issue one class of Common Stock.

Common Stock

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our Common Stock do not have cumulative voting rights in the election of directors. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Common Stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of our Common Stock do not have preemptive, subscription, redemption or conversion rights. The Common Stock will not be subject to further calls or assessment by us. There is no redemption or sinking fund provisions applicable to the Common Stock. All shares of our outstanding Common Stock are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of our Common Stock will be subject to those of the holders of any shares of our preferred stock we may authorize and issue in the future.

Transfer Agent

The transfer agent and registrar for our Common Stock is Equiniti Trust Company. The transfer agent and registrar’s address is 48 Wall Street, Floor 23, New York, NY 10005.

Dividends

Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors (the “Board”) in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Common Stock unless the shares of Common Stock at the time outstanding are treated equally and identically. We expect to continue to pay a quarterly cash dividend of $0.10 per share, or $0.40 on an annualized basis, on our Common Stock for the foreseeable future, but we may elect to retain all of our future earnings, if any, to finance the growth and development of our business. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur.

Preferred Stock

Our Certificate of Incorporation authorizes our Board to establish one or more series of preferred stock, including convertible preferred stock. Unless required by law, the authorized shares of preferred stock are available for issuance without further action by stockholders. Our Board may determine, with respect to any series of preferred stock, the powers including preferences and relative participations, optional or other special rights, and the qualifications, limitations or restrictions thereof, of that series, including, without limitation:

•	the designation of the series;

•	the number of shares of the series, which our Board may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

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•	the dividend amount and rate of the series, if any, and whether dividends will be cumulative or non-cumulative;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

•	the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our Company;

•	whether the shares of the series will be convertible into or exchangeable for shares of any other class or series, or any other security, of our Company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which the shares will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series;

•	any other powers, preferences and relative, participating, optional or other special rights of each series of preferred stock, and any qualifications, limitations or restrictions of such shares, all as may be determined from time to time by our Board and stated in the preferred stock designation for such preferred stock, and as are permitted by the Delaware General Corporation Law (the “DGCL”).

We are able to issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our Common Stock might believe to be in their best interests or in which the holders of our Common Stock might receive a premium for their Common Stock over the market price of the Common Stock. In addition, the issuance of preferred stock may adversely affect the rights of holders of our Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of preferred stock may have an adverse impact on the market price of our Common Stock.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and Delaware Law

Certain provisions of Delaware law and our Certificate of Incorporation and our Bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

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Delaware Anti-Takeover Statute

The DGCL contains statutory “anti-takeover” provisions, including Section 203 of the DGCL which applies automatically to a Delaware corporation unless that corporation elects to opt-out as provided in Section 203. We, as a Delaware corporation, have not elected to opt-out of Section 203 of the DGCL. Under Section 203 of the DGCL, a stockholder acquiring 15% or more of the outstanding voting shares of a corporation (an “Interested Stockholder”), but less than 85% of such shares, may not engage in certain business combinations with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder, unless prior to such date, the Board of the corporation approves either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder, or the business combination is approved by the Board and by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the Interested Stockholder.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock pursuant to our Certificate of Incorporation will make it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our Company.

Special Stockholder Meetings

Our Certificate of Incorporation and Bylaws provide that special meetings of stockholders, for any purpose, may be called by the Chairman of the Board, the Chief Executive Officer, or by the Board pursuant to a resolution adopted by a majority of the Board, and may not be called by any other person.

Requirements For Advance Notification Of Stockholder Nominations And Proposals

Our Bylaws contain advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors. These provisions provide that nominations and proposals may only be made by the Board, a committee of the Board, or a stockholder who has complied with the notice and information requirements set forth in the Bylaws.

Board of Directors Vacancies; Size of the Board

Our Certificate of Incorporation provides that, subject to the rights of the holders of any series of preferred stock to elect directors, vacant directorships, including newly created seats, shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. Our Certificate of Incorporation provides that, subject to the rights of the holders of any series of preferred stock to elect directors, the number of directors constituting our Board is permitted to be set by a resolution adopted by our Board. These provisions prevent a stockholder from increasing the size of our Board and then gaining control of our Board by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of our Board and will promote continuity of management.

Choice of Forum

Our Bylaws provide that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our Certificate of Incorporation or our Bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Our Bylaws also provide that the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action against us or any of our directors, officers, employees or agents and arising under the Securities Act of 1933, as amended, or the Securities Act. Although our Bylaws contain the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable. To the extent it is enforceable, however, the provision may have the effect of discouraging lawsuits against our directors and officers, and our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. The choice of forum provision requiring that the Court of Chancery of the State of Delaware be the exclusive forum for certain actions would not apply to suits brought to enforce any liability or duty created by the Exchange Act.

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Amendment of Certificate of Incorporation or Bylaws

The DGCL generally provides that the affirmative vote of the holders of a majority of the shares entitled to vote is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation specifies a greater voting requirement. Our Certificate of Incorporation provides that the affirmative vote of the holders of at least 66 2/3% of the voting power of the stock entitled to vote thereon is required to amend, alter or repeal, or adopt any provision inconsistent with, certain specified provisions of the Certificate of Incorporation. These include provisions relating to the Board of Directors’ authority to amend the Bylaws, the removal of directors, the limitation of director liability and indemnification, stockholder action by written consent, and the calling of special meetings.

The Certificate of Incorporation also provides that the Board of Directors may adopt, amend or repeal the Bylaws by the affirmative vote of a majority of the directors then authorized to serve on the Board, and that the stockholders may adopt, amend or repeal the Bylaws by the affirmative vote of the holders of at least 66 2/3% in voting power of the stock entitled to vote thereon, voting together as a single class.

Limitation of Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation provides that our directors shall not be personally liable for monetary damages to us or our stockholders for a breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Further, our Certificate of Incorporation contains a provision for the indemnification and advancement of expenses by us, to the fullest extent permitted by law, of all of our directors and officers. We have also entered into indemnification agreements with each of our directors and executive officers providing that the Company will indemnify each of its directors and such officers to the fullest extent permitted by law and the Certificate of Incorporation and Bylaws. These indemnification agreements will also require the Company to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding.

The effect of these provisions may discourage stockholders from bringing a lawsuit against the Company’s directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Company’s directors and executive officers, even though an action, if successful, might benefit the Company and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Company pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.

We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers. We pay the entire premium of this policy.

These provisions may be held not to be enforceable for violations of the federal securities laws of the U.S.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

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The debt securities will be issued under an indenture between us and a trustee named in a prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Cadre,” “we,” “our” or “us” refer to Cadre Holdings, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board and set forth or determined in the manner provided in a resolution of our Board, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);
•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which the principal of the securities of the series is payable;
•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to us in respect of the debt securities may be delivered;
•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•	the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•	any provisions relating to any security provided for the debt securities;
•	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;
•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

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If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (“DTC”), or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•	we are the surviving entity or the successor person (if other than Cadre) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing.

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Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice to the Company by the trustee, or notice to the Company and the trustee by the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture stating it is a “Notice of Default” thereunder;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Cadre;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

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The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;
•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•	to provide for uncertificated securities in addition to or in place of certificated securities;
•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•	to surrender any of our rights or powers under the indenture;
•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

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•	to comply with the applicable procedures of the applicable depositary;
•	to make any change that does not adversely affect the rights of any holder of debt securities;
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•	reduce the principal amount of discount securities payable upon acceleration of maturity;
•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

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Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

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Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our Common Stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of Common Stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;
•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;
•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

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•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or Common Stock will be separately transferable;
•	the terms of any rights to redeem or call the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	United States federal income tax consequences applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;
•	to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•	exercise any rights as stockholders of Cadre.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or Common Stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase Common Stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying Common Stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Common Stock or preferred stock, if any.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. Any purchase contracts we issue will be physically settled by delivery of such securities. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

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The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

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DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

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Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

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Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

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SELLING STOCKHOLDERS

This prospectus also relates to the possible resale of shares of our common stock by certain of our stockholders, referred to in this prospectus as the “selling stockholders.” Information about the selling stockholders, including their names, the number of shares of our common stock to be offered by each selling securityholder and the other terms of such offering, will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We or any of the selling stockholders may offer and sell securities from time to time in any one or more of the following methods or any combination thereof:

•	to or through one or more underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser, including through a specific bidding, auction or other process;

•	through agents, brokers or dealers; or

•	in any other manner permitted by applicable law.

The applicable prospectus supplement will set forth the terms of the offering of such securities that we or any of the selling stockholders may sell, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us or any of the selling stockholders, as applicable, and any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	describing any compensation in the form of discounts, concessions or commissions or otherwise received from us or any of the selling stockholders by each of such underwriter, dealer or agent and in the aggregate to all underwriters, dealers and agents;

•	identifying the amounts underwritten;

•	identifying the nature of the underwriter’s obligation to take the securities;

•	identifying any over-allotment option under which the underwriters may purchase additional securities from us or any of the selling stockholders;

•	identifying any quotation systems or securities exchanges on which the securities may be quoted or listed; and

•	identifying any other facts material to the transaction.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We or any of the selling stockholders may effect the distribution of the securities from time to time in one or more transactions either:

•	at a fixed price or at prices, which may be changed;

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•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including, without limitation, negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters without a syndicate. Generally, the underwriters’ obligations, if any, to purchase the securities will be subject to certain conditions precedent. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any option to purchase additional securities or any over-allotment option). Any public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

If a dealer is used in an offering of securities, we or the selling stockholders may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale. The applicable prospectus supplement may set forth the name of the dealer and the terms of the transactions.

We or the selling stockholders may sell the securities directly or through agents, underwriters and dealers that we or any of the selling stockholders designate from time to time. The applicable prospectus supplement will name any agent, underwriter or dealer involved in the offer or sale of the securities and will describe any commissions payable by us or any of the selling stockholders to the agent. Generally, any agent, underwriter or dealer will be acting on a best efforts basis for the period of its appointment.

We may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise. If a broker is used in the sale of the securities, the broker will not acquire the securities, and we will sell the securities directly to the purchasers in the applicable market. The applicable prospectus supplement will set forth the terms of the arrangements with the broker.

We or any of the selling stockholders may sell the securities directly to one or more purchasers without using any underwriters, dealers or agents. In that event, no underwriters or agents would be involved. If any selling stockholders adopt trading plans under Rule 10b5-1 of the Exchange Act, sales under those plans that are in effect at the time of any such sale may be made pursuant to this prospectus. In addition, we or any of the selling stockholders may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, a third party may use securities borrowed from us or any of the selling stockholders to settle such sales and may use securities received from us or others to settle those sales to close out any related short positions. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). We or any of the selling stockholders may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. We or any of the selling stockholders may also sell the securities directly, in which event, no underwriters or agents will be involved.

In the sale of the securities, underwriters, dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any of the selling stockholders. Underwriters, dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. Compensation as to a particular underwriter, dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales. The aggregate maximum underwriting compensation to any underwriters, brokers, dealers or agents will not exceed any applicable FINRA limitations.

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Agents, underwriters and dealers may be entitled under relevant agreements with us or to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with an offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

The specific terms of any lock-up provisions in respect of any given offering of common stock will be described in the applicable prospectus supplement.

The place and time of delivery for securities will be set forth in the applicable prospectus supplement for such securities. To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Unless otherwise specified in the applicable prospectus supplement, each series of securities that we sell will be a new issue with no established trading market, other than the common stock, which is listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to applicable notices. We may elect to apply for quotation or listing of any other class or series of our securities on a quotation system or an exchange but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Any such activities will be described in the applicable prospectus supplement. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any other class or series of our securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.cadre-holdings.com. Information accessible on or through our website is not a part of this prospectus (other than the documents that we file with the SEC that are expressly incorporated by reference into this prospectus).

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This prospectus and any accompanying prospectus supplement form part of a registration statement filed with the SEC and do not contain all of the information included therein. You should review the registration statement and its exhibits, including forms of indentures and other documents establishing the terms of the offered securities, which are filed as exhibits or incorporated by reference, and may also be filed under cover of a Current Report on Form 8-K. Statements in this prospectus or any prospectus supplement regarding these documents are summaries and are qualified in all respects by reference to the actual documents, which you should consult for a more complete description. A copy of the registration statement may be inspected through the SEC’s website or obtained from us as described herein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-40698):

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 10, 2026;

•	our information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2025; and

•	the description of our common stock contained in our Registration Statement on Form 8-A12B, filed with the SEC on October 29, 2021 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus, prior to the termination of the offering of the securities made by this prospectus and the accompanying prospectus supplement, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC (including current reports furnished under Item 2.02 or Item 7.01 or Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary), shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of those documents. Information in such future filings updates and supplements the information provided in this prospectus and the accompanying prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may obtain copies of any of these filings without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, from our website (https://www.cadre-holdings.com/) or upon oral or written request by contacting us at the address and telephone number indicated below. As noted above, our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

Cadre Holdings, Inc.

Attention: Corporate Secretary

13386 International Pkwy

Jacksonville, Florida 32218

(904) 741-5400

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EXPERTS

The consolidated financial statements of Cadre Holdings, Inc. as of December 31, 2025 and 2024, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby by or on behalf of the Company will be passed upon for us by Kane Kessler, P.C., New York, New York. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

Robert L. Lawrence, Esq., a member of Kane Kessler, P.C., owns 81,167 shares of the Company’s common stock.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses to be paid by us in connection with the distribution of securities of Cadre Holdings, Inc. (the “Registrant”) being registered are as set forth in the following table:

Registration Fee - Securities and Exchange Commission	$(1)
Legal Fees and Expenses	(2)
Accounting Fees and Expenses	(2)
Printing and Engraving Fees and Expenses	(2)
Blue Sky Fees	(2)
Miscellaneous	(2)
Total	$(2)

(1)	Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. Because an indeterminate amount of securities is covered by this registration statement, certain expenses in connection with the issuance and distribution of securities are not currently determinable. An estimate of the aggregate fees and expenses in connection with each sale of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Certificate of Incorporation provides that no director of the Company shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL as it now exists or as it may hereafter be amended, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty. In addition, our Certificate of Incorporation provides that no repeal or modification of this provision shall adversely affect any right or protection of a director with respect to acts or omissions occurring prior to such repeal or modification.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

II-1

Our Certificate of Incorporation and Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. We will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Certificate of Incorporation and Bylaws provide that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our Certificate of Incorporation and Bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for the reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our Certificate of Incorporation and Bylaws.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Any underwriting agreement or distribution agreement that the Registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the Registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are included herein or incorporated by reference:

Exhibit	Description
1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (as amended, the “S-1”) filed on July 12, 2021).
3.2	Second Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 8, 2024).
4.1	Form of Indenture.
4.2*	Form of Note.
4.3*	Form of Warrant.
4.4*	Form of Warrant Agreement.
4.5*	Form of Purchase Contract Agreement.
4.6*	Form of Unit Agreement.
5.1	Opinion of Kane Kessler, P.C.
23.1	Consent of KPMG LLP.
23.2	Consent of Kane Kessler, P.C. (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature pages of the Registration Statement hereto).
25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended.
107	Filing Fees Table.

*	To be filed by amendment or incorporated by reference with the offering of the securities.

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(j)	The undersigned registrant hereby undertakes to file, if applicable, an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on March 30, 2026.

CADRE HOLDINGS, INC.

By:	/s/ Warren B. Kanders
	Name:	Warren B. Kanders
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Cadre Holdings, Inc. hereby severally constitutes and appoints Warren B. Kanders and Blaine Browers as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Warren B. Kanders	Chief Executive Officer and Chairman	March 30, 2026
Warren B. Kanders	(Principal Executive Officer)

/s/ Brad Williams	President	March 30, 2026
Brad Williams

/s/ Blaine Browers	Chief Financial Officer	March 30, 2026
Blaine Browers	(Principal Financial Officer and Principal Accounting Officer)

/s/ Hamish Norton	Director	March 30, 2026
Hamish Norton

/s/ Gianmaria Delzanno	Director	March 30, 2026
Gianmaria Delzanno

/s/ William Quigley	Director	March 30, 2026
William Quigley

/s/ Deborah A. DeCotis	Director	March 30, 2026
Deborah A. DeCotis

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